UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 7, 2017

OLD DOMINION ELECTRIC COOPERATIVE

(Exact name of Registrant as Specified in Its Charter)

Virginia	000-50039	23-7048405
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4201 Dominion Boulevard Glen Allen, Virginia		23060
(Address of Principal Executive Offices)		(Zip Code)

(804) 747-0592

(Registrant’s Telephone Number, Including Area Code)

N/A

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a) Not applicable.

(b) On April 7, 2017, Elissa M. Ecker, Vice President of Human Resources, retired from Old Dominion Electric Cooperative (“ODEC”) effective April 15, 2017.

(c) Not applicable.

(d) Not applicable.

(e) On April 7, 2017, Ms. Ecker and ODEC entered into a separation agreement to set forth their agreement regarding the terms of Ms. Ecker’s retirement and end of employment.  The agreement provides for a payment to Ms. Ecker of $210,468.00, less applicable withholding taxes, plus a payment of $24,285.60 in respect of unused vacation.  Additionally, if Ms. Ecker timely elects continuing health insurance coverage under the Consolidated Omnibus Budget Reconciliation Act, ODEC will pay her associated health insurance premium for a twelve month period, from May 2017 until April 2018.  Further, Ms. Ecker is reimbursed for certain costs incurred in connection with her employment and her entry into the agreement.  In consideration of the promises made in the agreement, Ms. Ecker releases ODEC from any claims associated with her retirement.

(f) Not applicable.

Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits

Exhibit No.	Description

10.1	Separation Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OLD DOMINION ELECTRIC COOPERATIVE
Registrant

Date: April 12, 2017	/s/ Jackson E. Reasor
Jackson E. Reasor
President and Chief Executive Officer
(Principal Executive Officer)

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